Exhibit 10.8

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of February 23, 2011 (this “Agreement”), is by and between HOME LOAN SERVICING SOLUTIONS, LTD., a Cayman Islands exempted company (the “Company”), and WILLIAM C. ERBEY (“Purchaser”).

RECITALS

WHEREAS, the Company is a newly incorporated company formed for the purpose of acquiring mortgage servicing rights, servicing advances and related assets;

WHEREAS, the Company is proposing to conduct an initial public offering (the “IPO”) of its ordinary shares in connection with the acquisition by the Company of certain mortgage servicing assets, and the assumption of certain match funded liabilities, from Ocwen Loan Servicing, LLC; and

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Purchaser desires to purchase, and the Company desires to sell, ordinary shares of the Company in a private placement of securities concurrently with the completion of the IPO.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

AGREEMENT

1. Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase, a number of ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”) equal to the quotient of (a) $10,000,000 divided by (b) the per share initial price to public set forth on the front cover of the final prospectus (the “Prospectus”) related to the IPO, rounded up to the nearest whole number of Ordinary Shares. Purchaser agrees to pay the Company an aggregate purchase price (the “Purchase Price”) equal to the quotient referred to in the preceding sentence multiplied by the per share initial price to public set forth on the front cover of the Prospectus. The Ordinary Shares to be sold pursuant to this Agreement are collectively referred to herein as the “Shares.”

2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place concurrently with the closing of the IPO at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606. At the Closing, the Company shall deliver to Purchaser a certificate representing the Shares being purchased by Purchaser against payment of the Purchase Price by wire transfer of immediately available funds.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

(a) Valid Issuance. The Shares, when issued and delivered to Purchaser in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement and under applicable U.S. federal and state securities laws.

(b) Marketable Title. The Shares, when issued and delivered to Purchaser in accordance with the terms of this Agreement, will be free and clear of all pledges, liens, charges, mortgages, security interests and other encumbrances created by or on behalf of the Company, and Purchaser will have good and marketable title to the Ordinary Shares upon acceptance thereof.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Investment. Purchaser is purchasing the Shares for investment for his own account and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption therefrom, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. Purchaser understands and acknowledges that (i) the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Ordinary Shares under this Agreement are exempt from the registration requirements of the Securities Act and (ii) an investment in Ordinary Shares involves significant risks and that Purchaser could lose all or part of his investment should any such risks occur.

(b) Access to Information. Purchaser has had the opportunity to ask questions of the Company and receive responses to such inquiries. Purchaser understands that any such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects that the Company believes to be material, but were not necessarily an exhaustive description.

(c) Accredited Investor Status. Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d) Rule 144. Purchaser understands and acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

(e) Securities Legend. Purchaser understands and acknowledges that all certificates evidencing the Shares will bear legends substantially in the form set forth below:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED (EXCEPT TO THE COMPANY OR A SUBSIDIARY THEREOF) UNLESS (A) THERE IS IN EFFECT A REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR (B) A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IS PROVIDED TO THE COMPANY.

5. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) IPO. The IPO shall have closed simultaneous with the Closing.

6. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b) IPO. The IPO shall have closed simultaneous with the Closing.

7. Registration Rights. The Company shall afford the Purchaser certain registration rights with respect to the Shares owned by him in accordance with the terms and subject to the conditions of a registration rights agreement to be entered into between the Purchaser and the Company, pursuant to which the Company will grant Purchaser demand registration rights, which he may exercise one time, and unlimited piggyback registration rights. In connection with the IPO, Purchaser will entered into a written “lock-up” agreement providing in general that, for a period of 18 months from the date of the IPO prospectus, he will not, among other things, sell the Shares without the prior written consent of the representative of the underwriters, subject to certain exceptions. This lock-up restriction will limit the ability of Purchaser to exercise the demand registration rights and piggyback registration rights described in this paragraph.

8.	Miscellaneous.

(a) Expenses. Except as otherwise provided in this Agreement, each of the Company and Purchaser shall bear all their own respective fees and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

(b) Entire Agreement. This Agreement represents the entire understanding and agreement between the Company and Purchaser with respect to the subject matter hereof.

(c) Amendment; Waiver. This Agreement may be amended, supplemented or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(d) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy, facsimile or email, upon confirmation of receipt or (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service. All notices under this Agreement shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i)	if to the Company, to

Home Loan Servicing Solutions, Ltd.

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

Tel: (561) 682-7721

(ii)	if to Purchaser, to

c/o Home Loan Servicing Solutions, Ltd.

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

Tel: (561) 682-7721

(e) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties and the interpretation and enforcement of the rights and duties of the parties shall be construed and interpreted pursuant to the substantive laws of the State of Delaware (without reference to its choice of law provisions).

(f) Brokers. The Company and Purchaser each represent and warrant to the other that no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts and signature pages may be delivered by facsimile, each of which may be executed by only one of the parties, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

(h) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOME LOAN SERVICING SOLUTIONS, LTD.

By:	/s/ William C. Erbey
Name:	William C. Erbey
Title:	Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer

WILLIAM C. ERBEY

/s/ William C. Erbey